UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

eFFECTOR Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

We were incorporated as Locust Walk Acquisition Corp. on October 2, 2020. On August 25, 2021 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Merger Agreement, dated as of May 26, 2021 (the “Merger Agreement”), by and among us (formerly known as Locust Walk Acquisition Corp.), eFFECTOR Therapeutics Operations, Inc. (formerly known as eFFECTOR Therapeutics, Inc.) (“Old eFFECTOR”), and Locust Walk Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub merged with and into Old eFFECTOR, with Old eFFECTOR becoming our wholly owned subsidiary (the “Business Combination” and, collectively with the other transactions described in the Merger Agreement, the “Transactions”). On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), we changed our name to eFFECTOR Therapeutics, Inc.

Unless the context otherwise requires, “we,” “us,” “our,” “eFFECTOR” and the “Company” refer to eFFECTOR Therapeutics, Inc., a Delaware corporation (formerly known as Locust Walk Acquisition Corp.), and its subsidiaries following the Closing. Unless the context otherwise requires, references to “LWAC” refer to Locust Walk Acquisition Corp. prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

2023 ANNUAL MEETING OF STOCKHOLDERS

June 22, 2023

eFFECTOR THERAPEUTICS, INC.

142 North Cedros Avenue, Suite B

Solana Beach, California 92075

May 12, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of eFFECTOR Therapeutics, Inc., a Delaware corporation (the “Company”) at 1:00 p.m. Pacific Time on Thursday, June 22, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section entitled “Who Can Attend the Annual Meeting of Stockholders?” of the proxy statement for more information about how to attend the virtual-only meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can access your proxy materials and vote are contained in that notice. If you have received written proxy materials, the instructions regarding how you can access your proxy materials and vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. If you hold your shares through a bank or broker, you will need a proxy from your bank or broker to vote your shares online at the Annual Meeting.

Thank you for your support.

Sincerely,

/s/ Stephen T. Worland, Ph.D.
Stephen T. Worland, Ph.D.
President, Chief Executive Officer and Director Solana Beach, California

Notice of Annual Meeting of Stockholders

To be Held Monday, June 22, 2023

eFFECTOR THERAPEUTICS, INC.

142 North Cedros Avenue, Suite B, Solana Beach, California 92075

The Annual Meeting of Stockholders (the “Annual Meeting”) of eFFECTOR Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 1:00 p.m. Pacific Time on Thursday, June 22, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting, and submit questions for consideration at the online meeting. To be admitted to the annual meeting’s live webcast, you must register at www.proxydocs.com/EFTR as described in the proxy materials or your proxy card. As part of the registration process, you must enter the Control Number included in your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. The Annual Meeting will be held for the following purposes:

1.

to elect three directors to serve as Class II directors for a three-year term expiring at the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	to approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers;

4.

to grant our board of directors authority to effect a reverse stock split of our outstanding common stock by amending our Amended and Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty, and a proportionate reduction in the number of authorized shares of our common stock; and

5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a Notice of Internet Availability of Proxy Materials with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Holders of record of our common stock as of the close of business on April 24, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares as soon as possible via the toll-free telephone number or over the Internet, as described in the enclosed proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

/s/ Stephen T. Worland, Ph.D.
Stephen T. Worland, Ph.D.
President, Chief Executive Officer and Director Solana Beach, California
May 12, 2023

Page
GENERAL	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS	4
PROPOSAL 1 – ELECTION OF DIRECTORS	9
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM	13
PROPOSAL 3 – AMENDMENT TO PERMIT EXCULPATION OF CERTAIN OFFICERS	15
PROPOSAL 4 – TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT WITHIN A RANGE OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY	18
EXECUTIVE OFFICERS	26
CORPORATE GOVERNANCE	27
EXECUTIVE AND DIRECTOR COMPENSATION	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	47
2024 STOCKHOLDERS’ PROPOSALS	51
NO INCORPORATION BY REFERENCE	52
OTHER MATTERS	52
SOLICITATION OF PROXIES	52
eFFECTOR’S ANNUAL REPORT ON FORM 10-K	53

PROXY STATEMENT

eFFECTOR THERAPEUTICS, INC.

142 North Cedros Avenue, Suite B, Solana Beach, California 92075

General

This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of eFFECTOR Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually on Thursday, June 22, 2023 (the “Annual Meeting”), at 1:00 p.m., Pacific Time, and at any continuation, postponement or adjournment thereof. Holders of record of shares of our common stock, $0.0001 par value per share, as of the close of business on April 24, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. As of the Record Date, there were 42,401,219 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”), or Notice of Internet Availability of Proxy Materials, as applicable, will be sent on or about May 12, 2023 to our stockholders on the Record Date.

In this proxy statement, “eFFECTOR”, the “Company,” “we,” “us” and “our” refer to eFFECTOR Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 22, 2023:

This Proxy Statement and our 2022 Annual Report to Stockholders are available at:

www.proxydocs.com/EFTR.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

1.

to elect Brian M. Gallagher, Jr., Ph.D., Chris Ehrlich and John W. Smither as Class II directors for a three-year term that expires at the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	to ratify the appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2023;

3.	to approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers;

4.

to grant our board of directors authority to effect a reverse stock split of our outstanding common stock by amending our Amended and Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty, and a proportionate reduction in the number of authorized shares of our common stock; and

5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote, as follows:

1.	FOR each of the nominees for election as a Class II director as set forth in this proxy statement;

2.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers; and

4.

FOR the proposal to grant our board of directors authority to effect a reverse stock split of our outstanding common stock by amending our Amended and Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty, and a proportionate reduction in the number of authorized shares of our common stock.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2022 Annual Report available to our stockholders electronically via the Internet. On or about May 12, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, we will provide copies of these documents, free of charge, upon written request to eFFECTOR Therapeutics, Inc., 142 North Cedros Avenue, Suite B, Solana Beach, California 92075, Attention: Corporate Secretary or by calling (858) 925-8215. Such requests by street name holders should be made through their bank, broker or other holder of record.

Stockholders sharing an address that are receiving multiple copies of the Internet Notice can request delivery of a single copy of the proxy statement or annual report or Internet Notice by contacting their broker, bank or other intermediary or sending a written request to eFFECTOR Therapeutics, Inc. at the above address or by calling (858) 925-8215.

Questions and Answers about the Annual Meeting of Stockholders

Who is entitled to vote on matters presented at the Annual Meeting?

The Record Date for the Annual Meeting is April 24, 2023. You are entitled to vote on the matters presented at the Annual Meeting if you were a record holder at the close of business on the Record Date. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 42,401,219 shares of common stock outstanding and entitled to vote at the Annual Meeting. Common stock is our only class of stock entitled to vote.

What is the difference between being a “Record Holder” and holding shares in “Street Name”?

If, on the Record date, your shares were registered directly in your name then you are a stockholder of record.

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

Am I entitled to vote if my shares are held in “Street Name”?

Yes. If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your brokerage firm, bank, dealer or other similar organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, dealer or other similar organization how to vote your shares, and the brokerage firm, bank, dealer or other similar organizations is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain, and present at the Annual Meeting, a legal proxy from your brokerage firm, bank, dealer or other similar organization.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. Under Delaware law and our Amended and Restated Bylaws (the “Bylaws”), the presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote, on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How can I attend the Annual Meeting?

As noted above, we have decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting only if you are a record holder or beneficial owner of our common stock as of the Record Date. If you are a record holder you are entitled to vote at the Annual Meeting. If you hold your shares in street name you must obtain a valid proxy from your brokerage firm, bank, dealer or other similar organization to vote at the Annual Meeting. To attend and participate in the Annual Meeting, you will need the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your Control Number or otherwise vote through the bank or broker. To be admitted to the Annual Meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/EFTR and provide the Control Number by 2:00 p.m. Pacific Time on June 21, 2023. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

This year’s stockholder question and answer session will include questions submitted in advance of the annual meeting. You may submit a question in advance of the meeting as a part of the registration process. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the annual meeting will be answered during the meeting, subject to applicable time constraints. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) the holders of a majority of the shares entitled to vote, present at the virtual meeting, or represented by proxy, at the virtual meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting. With respect to the vote to approve an amendment to the our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers, you may vote “For” or “Against” or “Abstain” from voting. With respect to the vote to grant our Board authority to effect a reverse stock split, you may vote “For” or “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy prior to the Annual Meeting to ensure that your vote is counted.

•

Via the Internet: You may vote at www.proxypush.com/EFTR, 24 hours a day, seven days a week, by following the instructions provided in the Internet Notice. You will need to use the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote via the internet.

•

By Telephone: You may vote using a touch-tone telephone by calling (866) 366-1485, 24 hours a day, seven days a week. You will need to use the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote by telephone. Votes submitted by telephone must be received by 12:59 p.m., Pacific Time, on June 22, 2023.

•

By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

•

At the Virtual Annual Meeting: You may vote during the virtual annual meeting through www.proxydocs.com/EFTR. To be admitted to the annual meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/EFTR by 2:00 p.m. Pacific Time on

June 21, 2023 and provide the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

•

By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.

•	By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.

•

At the Virtual Annual Meeting: To vote online during the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the Annual Meeting at www.proxydocs.com/EFTR and provide the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Can I change my vote after I submit my Proxy?

Yes. If you are a record holder, you may revoke your proxy and change your vote any time before the proxy is voted at the Annual Meeting:

•	by submitting a duly executed proxy bearing a later date than your prior proxy;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Corporate Secretary of eFFECTOR prior to or at the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Annual Meeting.

Who will count the votes?

A representative from Mediant Communications, Inc. is expected to tabulate the votes and an employee of the Company is expected to be our inspector of election and will certify the votes.

What if I do not specify how my shares are to be voted?

If you are a record holder and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, along with the description of each proposal in this proxy statement.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of broker non-votes?

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum. As discussed above, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and either (1) the broker lacks discretionary voting power to vote those shares on a particular matter or (2) chooses not to vote those shares even though the broker has the discretionary voting power to vote those shares on a particular matter.

The following proposals are considered routine matters on which a broker, bank or other nominee has discretionary authority to vote:

•	Proposal 2 for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•

Proposal 4 to grant the Board authority to effect a reverse stock split of our outstanding common stock by amending our amended and restated certificate of incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty, if the Board deems it within the Company’s best interests.

No broker non-votes are expected on these proposals. However, if there are any broker non-votes for Proposal 2, the ratification of appointment of Ernst & Young LLP, such broker non-votes will have no effect on the result of the vote. Any broker non-votes for Proposal 4, the proposal to grant the Board authority to effect a reverse stock split of our outstanding common stock by amending our amended and restated certificate of incorporation, will have the same effect as a negative vote.

All other proposals scheduled for a vote at the Annual Meeting (Proposals 1 and 3) are considered non-routine, and accordingly, your broker, bank or other nominee may not exercise discretionary voting authority on those proposals. As a result, if you hold your shares with a broker, bank or other nominee and you do not provide timely voting instructions for the non-routine proposals, your shares will not be voted on those proposals at the Annual Meeting and will be considered “broker non-votes” on those proposals.

Broker non-votes will have no effect on the outcome of Proposal 1 for the election of directors. Broker non-votes on Proposal 3, the approval of an amendment to our Amended and Restated Certification of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers, will have the same effect as a negative vote.

If you have any questions about the proxy voting process, please contact the broker, bank or other nominee that holds your shares.

What is an Abstention and how will votes Withheld and Abstentions be treated?

Shares of common stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on Proposal 1, the election of directors, as the three directors that receive the highest number of votes will be elected, and abstentions are not considered to be a vote cast and will have no effect on Proposal 2, the ratification of the appointment of Ernst & Young LLP. For Proposals 3 and 4, an abstention will have the same effect as a negative vote because those proposals require an affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting.

How many votes are required for the approval of the proposals to be voted upon and how will Abstentions and Broker Non-Votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions to Permit Exculpation of Certain Officers.	The affirmative vote of a majority of the outstanding shares of common stock.	Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

Proposal 4: To grant the Company’s Board of Directors authority to effect a reverse stock split within one year.	The affirmative vote of a majority of the outstanding shares of common stock.	Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

Will any other business be conducted at the Annual Meeting?

We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1 – Election of Directors

At the Annual Meeting, three (3) Class II directors are to be elected to hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Brian M. Gallagher, Jr., Ph.D., Chris Ehrlich and John W. Smither for re-election as Class II directors at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Our Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws provide that the authorized number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board. We currently have seven (7) authorized directors on our Board. As set forth in our Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The following table summarizes the class, independence and committee membership of our directors:

Name	Age	Position	Independent	Committee Membership
CLASS I DIRECTORS – Terms to Expire at the 2025 Annual Meeting

Stephen T. Worland, Ph.D.	65	President, Chief Executive Officer and Director

Kristen Harrington-Smith	49	Director	X	Compensation

CLASS II DIRECTORS – Nominated for Re-election with a Term to Expire at the 2026 Annual Meeting

Brian M. Gallagher, Jr., Ph.D	52	Chair of the Board	X	Audit; Nominating and Corporate Governance

Chris Ehrlich	52	Director	X	Audit; Compensation (Chair)

John W. Smither	69	Director	X	Audit (Chair); Nominating and Corporate Governance

CLASS III DIRECTORS – Terms to Expire at the 2024 Annual Meeting

Elizabeth P. Bhatt	54	Director	X	Nominating and Corporate Governance (Chair)

Barbara Klencke, M.D.	64	Director	X	Compensation

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors.

In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

All of the persons whose names and biographies appear below are currently serving as our directors. Each of our directors brings to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Board Diversity and Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board unanimously recommends a vote FOR the election of the two nominees for Class I directors.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board:

Class II Directors (Terms to Expire at the 2026 Annual Meeting)

Brian M. Gallagher, Jr., Ph.D. served on Old eFFECTOR’s board of directors since 2020, and as chair of its board since 2020 and has served as chair of the Board since August 2021. Currently, Dr. Gallagher is Managing Partner and Co-founder of Trekk Venture Partners, an early stage biotech focused venture firm. Dr. Gallagher previously served as a Partner at Abingworth LLP from 2018 to 2022. Previously, from 2010 to 2018, Dr. Gallagher was a Partner at SR One. He is currently on the board of directors of Slate Bio and was formerly a board director at Q32 Bio from 2020 to 2022, Abingworth Management Inc. from 2018 to 2022, and Nimbus Therapeutics from 2011 to 2018, River Vision (acquired by Horizon Pharma) from 2012 to 2017, Translate Bio (TBIO) from 2011 to 2019, Aileron Therapeutics (ALRN) from 2010 to 2018, Navitor Pharmaceuticals from 2014 to 2018, and CalciMedica from 2013 to 2018, and was a board observer at Constellation Pharmaceuticals (CNST) from 2010 to 2018 and Dicerna Pharmaceuticals (DRNA)from 2010 to 2014, and has served on the boards of other private and public companies. Prior to SR One, Dr. Gallagher was at Sirtris Pharmaceuticals where he was responsible for corporate development, operations and post-merger integration after the company’s acquisition by GSK. Earlier in his career, Dr. Gallagher held key roles in operations and R&D at Alantos Pharmaceuticals (acquired by Amgen) and at Eisai. Dr. Gallagher holds a Ph.D. in organic chemistry from the University of Michigan and a BS in chemistry from the University of Massachusetts, where he was a Shapiro scholar. He is an inventor on over 25 patents and applications and is the senior author of a number of publications in prominent journals. He currently serves on the Investment Advisory Board for University of Michigan Biomedical Venture Fund, and the Advisory Boards for Michigan Drug Discovery and formerly NYU Medical School’s Therapeutic Alliances. Dr. Gallagher’s experience as a venture capitalist and service as a director of other biopharmaceutical companies contributed to our Board’s conclusion that he should serve as a Chair of our Company.

Chris Ehrlich served as LWAC’s Chief Executive Officer and Director from October 2020 to August 2021 and continues to serve on the Board following the Business Combination. Mr. Ehrlich has served as Chief Executive Officer of Phoenix Biotech Acquisition Corp. since October 2021. Mr. Ehrlich served in various roles at Locust Walk Partners starting in 2013, first as Senior Managing Director and Head of Locust Walk Partners’ Global Biopharma team until 2021, and beginning in 2021 as Chief Executive Officer of Locust Walk Acquisition Corp. Prior to joining Locust Walk Partners in 2013, Mr. Ehrlich served as a Managing Director at InterWest Partners, a venture capital firm focused on healthcare and information technology, from 2000 to 2013. At InterWest, he served on the boards of KAI Pharmaceuticals, a privately held pharmaceutical company (acquired by Amgen in

2012), Biomimetic Therapeutics, Inc., a biotechnology company (acquired by Wright Medical Technologies in 2013), Invuity, Inc., a medical technology company acquired by Stryker in 2018) and Xenon Pharmaceuticals, a biopharmaceutical company (NASDAQ:XENE). Prior to joining InterWest, Mr. Ehrlich was the Director of Licensing and Business Development at Purdue Pharma, a private pharmaceutical firm, where he was responsible for developing a biologic oncology franchise, including in-licensing key intellectual properties, establishing and managing collaborations with biotechnology companies and leading the commercial operations of Purdue BioPharma, a biotechnology company. Prior to joining Purdue BioPharma, Mr. Ehrlich worked in business development at Genentech, a biotechnology company, in venture capital at the U.S. Russia Investment Fund, and in biotechnology strategy development at L.E.K. Consulting. Since 2014, Mr. Ehrlich has served on the board of directors of Prostate Management Diagnostics, Inc., a diagnostics company, on the Advisory Board of the Peter Michael Foundation, a charity focused on prostate cancer where he has been a Senior Advisor since 2012, and on the Healthcare at Kellogg Advisory Board at Northwestern University since 2019. He received his undergraduate degree from Dartmouth College and a MBA from the Kellogg School of Management at Northwestern University. He is also a registered representative with FINRA, holding his Series 79, 63 and 24 licenses. Mr. Ehrlich’s extensive experience in the biotechnology industry generally, as well as extensive experience in venture capital and business development, contributed to our Board’s conclusion that he should serve as a director of our Company.

John W. Smither served on Old eFFECTOR’s board of directors from March 2018 and has served on the Board since August 2021. Mr. Smither most recently served as the chief financial officer of Arcutis Biotherapeutics, Inc. from May 2019 to March 2021 where he was responsible for all financial aspects including leading the company’s successful initial public offering and two follow-on financings. Previously, Mr. Smither was the chief financial officer at Sienna Biopharmaceutics from January 2016 to April 2017, and again from April 2018 to March 2019. He also served as the interim chief financial officer at Kite Pharma, a Gilead Company from November 2017 through April 2018, and was the chief financial officer of Unity Biotechnology. He also served as chief financial officer at Kythera Biopharmaceuticals, where he was responsible for all financial activities during early clinical stage through approval and launch, led private fundraising rounds, prepared the company for its successful initial public offering in October 2012, and oversaw its acquisition by Allergan for approximately $2.1 billion. At Amgen, he held several financial positions of increasing responsibility, including vice president of finance and administration for Amgen’s European operations in 28 countries, and also served as Executive Director, Corporate Accounting. In January 2023, Mr. Smither was appointed to the board of NewAmsterdam Pharma and is its chair of the audit committee, and since January 2022, Mr. Smither has served as member of the board of directors of Applied Molecular Transport Inc., and is its chair of the audit committee, and a member of the compensation committee. Additionally, from December 2013 to May 2020, Mr. Smither served as a member of the board of directors of Achaogen, Inc., and was its chair of the audit committee, and a member of the compensation committee. Mr. Smither began his career at Ernst & Young, where he was audit partner and held certification as a Certified Public Accountant (inactive). He holds a B.S. in accounting, with honors, from California State University at Los Angeles. Mr. Smither’s extensive experience as a chief financial officer contributed to our Board’s conclusion that he should serve as a director of our Company.

Continuing Members of the Board:

Class I Directors (Terms to Expire at the 2025 Annual Meeting)

Stephen T. Worland, Ph.D. has served as our President and Chief Executive Officer and as a member of the Old eFFECTOR board of directors since its inception in May 2012, and has served on the Board since August 2021. Previously, Dr. Worland served as Chief Executive Officer and as a member of the board of directors of Anadys Pharmaceuticals, Inc. from August 2007 until its acquisition by Roche Holding AG in 2011. Prior to his appointment as Chief Executive Officer of Anadys Pharmaceuticals, Dr. Worland served as its Chief Scientific Officer and President, Pharmaceuticals. Prior to Anadys Pharmaceuticals, Inc., Dr. Worland was Vice President and Head of Antiviral Research at Pfizer Inc. and Vice President at Warner Lambert Co., where he was responsible for worldwide anti-infectives strategy. Dr. Worland has served as a director of Tracon

Pharmaceuticals, Inc. since February 2015 and as a director of Blackstone Medicines since April 2017. Dr. Worland was an NIH postdoctoral fellow in molecular biology at Harvard University and completed a Ph.D.in Chemistry at the University of California, Berkeley. He received his B.S. with Highest Honors in Biological Chemistry from the University of Michigan. Dr. Worland’s extensive knowledge of our business, as well as his extensive experience in the biotechnology and pharmaceutical industries contributed to our Board’ conclusion that he should serve as a director of our Company.

Kristen Harrington-Smith has served on the Board since February 2022. Ms. Harrington-Smith has served as Senior Vice President and Chief Commercial Officer of ADC Therapeutics, a publicly traded biopharmaceutical company, since November 2022. Prior to joining ADC Therapeutics, Ms. Harrington-Smith served as Chief Commercial Officer at ImmunoGen where she helped the organization prepare for their first commercial launch. Prior to joining ImmunoGen, Ms. Harrington-Smith held roles of increasing responsibility at Novartis Pharmaceuticals starting in July 2000, most recently as U.S. Commercial Head of Hematology from 2020 to 2021 and as Vice President and Head of U.S. CAR-T from 2016 to 2020. She holds a BA from Williams College and an MBA from the Kenan-Flagler Business School at the University of North Carolina, Chapel Hill. Ms. Harrington-Smith’s extensive commercial experience in the pharmaceutical industry contributed to our Board’s conclusion that she should serve as a director of our Company.

Class III Directors (Terms to Expire at the 2024 Annual Meeting)

Elizabeth P. Bhatt served as an independent director of LWAC since January 2021 and continues to serve on the Board following the Business Combination. Since June 2022, Ms. Bhatt has served as Chief Operating Officer of Septerna, Inc. From September 2019 to May 2022, Ms. Bhatt served as the Chief Business and Strategy Officer of Applied Molecular Transport Inc. (NASDAQ: AMTI), a publicly traded clinical-stage biopharmaceutical company. Before that, Ms. Bhatt was at Achaogen, Inc., a biopharmaceutical company, where she served as Chief Operating Officer from July 2018 to June 2019 and Chief Business Officer from September 2017 to June 2019. In April 2019, Achaogen filed a petition for bankruptcy in federal court seeking protection under Chapter 11 of the Bankruptcy Code. Prior to Achaogen, Ms. Bhatt held various roles at Gilead Sciences, Inc. (NASDAQ: GILD), a publicly traded research based biopharmaceutical company, from July 2006 to September 2017, including Vice President, Corporate Development from January 2016 to September 2017 and Senior Director, Corporate Development from May 2011 to December 2015. Ms. Bhatt holds a B.A.in Chemistry from Pomona College, an M.S. in Biomedical Sciences from the University of California, San Diego and a M.B.A. from the Kellogg School of Management at Northwestern University. Ms. Bhatt’s strong scientific background, experience in various technical roles within the biotechnology industry, as well as her experience evaluating, investing and overseeing biotechnology companies contributed to our Board’s conclusion that she should serve as a director of our Company.

Barbara Klencke, M.D. has served on the Board since November 2021. Dr. Klencke has served as the Chief Medical and Chief Development Officer of Sierra Oncology Inc., a publicly traded clinical-stage biopharmaceutical company since 2015. Concurrently, she was an independent board member of Lexent Bio from 2017 until the company’s acquisition by Foundation Medicine in 2020. From 2011 to 2015, Dr. Klencke served as SVP, Global Development, at Onyx Pharmaceuticals, which was acquired by Amgen Inc., in 2013. She also led a variety of both early- and late-stage oncology programs while at Genentech, Inc. from 2003 to 2011. She completed Internal Medicine and Hematology/Oncology training at the University of California, San Francisco and remained there as an Assistant Professor of Medicine in Oncology focusing on clinical research from 1995 to 2002. Dr. Klencke holds a B.S. from Indiana University and an M.D. from the University of California, Davis. Dr. Klencke’s significant scientific expertise in biotechnology contributed to our Board’s conclusion that she should serve as a director of our Company.

Proposal 2 – Ratification of Appointment of Independent Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and to have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2024. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young MG LLP, we do not expect any broker non-votes in connection with this proposal.

The Board unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	Fiscal Years Ended December 31,
Fee Category	2022	2021
Audit Fees (1)	$763,800	$1,064,550
Audit-Related Fee	—	—
Tax Fees (2)	33,990	80,941
All Other Fees	—	—

Total Fees	$797,790	$1,145,491

(1)

Audit fees consist of fees for professional services rendered for the audit of our year-end consolidated financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings, and other fees in connection with the Business Combination.

(2)	Tax Fees consist of fees for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning, and tax advice.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2022. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Report of the Audit Committee of the Board

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from eFFECTOR Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Audit Committee and the Board also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts. The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,

Audit Committee
John W. Smither, Chair
Chris Ehrlich
Brian M. Gallagher, Jr., Ph.D.

Proposal 3 – Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Permit Exculpation of Certain Officers

Our Board is requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions to permit exculpation of certain officers.

General

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Our Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, our Board took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of officers that would be impacted, and the benefits our board of directors believes would accrue to us by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce future litigation costs associated with frivolous lawsuits.

Our Board balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the company and our stockholders to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Restated Certificate of Incorporation as the “Officer Exculpation Charter Amendment” in this proxy statement.

Text of the Officer Exculpation Charter Amendment

Article VII of our Amended and Restated Certificate of Incorporation currently provides for the exculpation of directors but does not include a provision that allows for the exculpation of officers. The Officer Exculpation Charter Amendment would amend Article VII of our Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Amended and Restated Certificate inconsistent with this Article VII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The changes to our current Amended and Restated Certificate of Incorporation are marked in bold, italics and underlined for reference.

Effect of the Officer Exculpation Charter Amendment

The proposed Officer Exculpation Charter Amendment would allow for the exculpation of our officers to the fullest extent permitted by the DGCL. As described above, this means that the proposed Officer Exculpation Charter Amendment would allow for the exculpation of covered officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, the Officer Exculpation Charter Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

Rationale for Adoption of Officer Exculpation Charter Amendment

Our Board believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation and failing to adopt the proposed Officer Exculpation Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the company.

For the reasons stated above, our Board determined that the proposed Officer Exculpation Charter Amendment is advisable and in the best interest of the company and our stockholders and authorized and approved the proposed Officer Exculpation Charter Amendment and directed that it be considered at the Annual Meeting. Our Board believes the proposed Officer Exculpation Charter Amendment would better position the company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

The proposed Officer Exculpation Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

If our stockholders approve the Officer Exculpation Charter Amendment, our Board has authorized our officers to file the Officer Exculpation Charter Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Officer Exculpation Charter Amendment at the Annual Meeting, and the Officer Exculpation Charter Amendment would become effective upon acceptance by the Delaware Secretary of State.

If our stockholders do not approve the Officer Exculpation Charter Amendment, our current exculpation provisions relating to directors will remain in place, and the Officer Exculpation Charter Amendment will not be filed with the Delaware Secretary of State. However, even if our stockholders approve the Officer Exculpation Charter Amendment, our Board retains discretion under Delaware law not to implement it.

Vote Required

This proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting to approve the Officer Exculpation Charter Amendment to reflect new Delaware law provisions to permit exculpation of certain officers of the Company. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board unanimously recommends a vote FOR the Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Permit Exculpation of Certain Officers.

Proposal 4 – To Grant the Board Authority to Effect a Reverse Stock Split of our Outstanding Common Stock by Amending our Amended and Restated Certificate of Incorporation Within One Year and Within a Range of Not Less Than One-For-Five and Not More Than One-For-Thirty, If the Board Deems It Within the Company’s Best Interests

Introduction

Our board of directors is recommending that the stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio of not less than one-for-five and not more than one-for-thirty with the exact ratio to be set within this range by our board of directors in its sole discretion. If our board of directors decides to implement the split, it will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. If the reverse split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by our board of directors. The reverse stock split would also proportionally reduce the number of shares of common stock the Company is authorized to issue under our Restated Certificate of incorporation.

The form of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Appendix A . Notwithstanding approval of the proposed amendment by our stockholders, our board of directors may, at its sole option, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board does not implement a reverse stock split on or prior to June 22, 2024, which is one year from the date of the Annual Meeting, stockholder approval would again be required prior to implementing any reverse stock split.

Background of the Reverse Split

The Nasdaq Listing Qualifications Department notified us on August 29, 2022 that the bid price of our common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Bid Price Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until February 27, 2023, to regain compliance. On February 28, 2023, the Company received a second letter from Nasdaq advising that the Company had been granted an additional 180 calendar days, or to August 28, 2023, to regain compliance with the Minimum Bid Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). The letter states that the Nasdaq staff will provide written notification that we have achieved compliance with the Bid Price Rule if at any time before August 28, 2023, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

If we fail to regain compliance with the Bid Price Rule within the additional compliance period, the Nasdaq staff would notify us that our securities would be subject to delisting. In the event of such a notification, we may appeal the Nasdaq staff’s determination to delist our securities, but there can be no assurance the Nasdaq staff would grant our request for continued listing.

Reasons for the Reverse Stock Split

Our primary objective in asking for the authority to effect the reverse stock split is to raise the per share trading price of our common stock. The Board believes that having the ability to implement the reverse stock split would better enable us to maintain the listing of our common stock on the Nasdaq Capital Market. Also, if the reverse stock split is implemented, we believe it would facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and better enable us to potentially raise funds to finance operations.

Although our Board presently intends to effect the reverse stock split only if necessary to regain compliance with the Bid Price Rule, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment to our Amended and Restated Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

Our board may consider a variety of factors in determining whether to proceed with the proposed amendment of the Amended and Restated Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days, as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment to the Amended and Restated Certificate of Incorporation.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

Risk Factors Associated with the Reverse Stock Split

We cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per post-split share of our common stock would either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, as required by Nasdaq;

•

the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or

•	the reverse stock split will result in decreased transaction costs for our stockholders.

In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-split share of our common stock remains in excess of $1.00.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the company (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

Depending on the ratio for the reverse stock split determined by our Board, a minimum of every five and a maximum of every thirty shares of issued common stock will be combined into one new share of common stock. Based on 42,401,219 shares of common stock issued and outstanding as of April 24, 2023, immediately following the reverse stock split the company would have approximately 8,480,243 shares of common stock issued and outstanding if the ratio for the reverse stock split is 1-for-5, and 1,413,373 shares of common stock issued and outstanding if the ratio for the reverse stock split is 1-for-30. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding of between 1,413,373 and 8,480,243 shares.

The reverse stock split will also proportionally reduce the number of shares of common stock that our Board is authorized to issue under our Amended and Restated Certificate of Incorporation.

After the effective date of any reverse stock split that our Board elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

The reverse stock split would also reduce the number of shares of common stock available for issuance under our 2021 Incentive Award Plan and 2022 Employment Stock Purchase Plan, which are the only equity incentive compensation plans currently active from which we may make new stock awards. With respect to outstanding stock options to purchase shares of our common stock and RSUs, the reverse stock split would effect a reduction in the number of shares subject to such outstanding stock options or RSUs proportional to the exchange ratio of the reverse stock split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). Unless required by the terms of the equity incentive compensation plan pursuant to which a stock option or RSU award was issued, no cash payment would be made to holders of equity awards in respect of such rounding. Under the terms of our outstanding warrants, the reverse stock split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

If the proposed reverse stock split is implemented, it would increase the number of our stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act. If the reverse stock split is implemented, our common stock would continue to be reported on the Nasdaq Capital Market under the symbol “EFTR” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of approximately 20 trading days to indicate that the reverse stock split has occurred).

Effective Date

Our Board, in its discretion, may elect to effect the reverse stock split upon receipt of stockholder approval, or not, if our Board determines in its discretion not to proceed with the reverse stock split. The reverse stock split and the change in the number of our authorized shares of common stock would become effective on the date of filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio contained in the certificate of amendment. If our Board does not implement the reverse stock split by June 22, 2024, which is one year from the date of the Annual Meeting, stockholder approval would be required again prior to the implementation of any reverse stock split.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would equal the closing sale price per share of our common stock as reported on the Nasdaq Capital Market on the last trading day preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

•

purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the reverse stock split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company’s share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of his or her fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the range of exchange ratios described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-reverse stock split shares exchanged automatically and a Credit Advice will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders. A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to our common stock would be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, our Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	persons that are not U.S. Holders (as defined below);

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury

Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share and should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective time of the reverse stock split. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Information Reporting and Backup Withholding

A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required and other required information (such as by submitting a properly completed IRS Form W-9). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

This proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting to approve the amendment of our Restated Certificate of Incorporation to effect a reverse stock split. Abstentions and broker non-votes with respect to this proposal will have the same effect as a vote against this proposal.

The Board unanimously recommends a vote FOR this proposal to Grant the Board Authority to Effect a Reverse Stock Split of Our Outstanding Common Stock by Amending Our Amended and Restated Certificate of Incorporation Within One Year and Within a Range of Not Less Than One-For-Five and Not More than One-For-Thirty, if the Board Deems it Within the Company’s Best Interests.

Executive Officers

The following table identifies our executive officers as of April 24, 2023:

Name	Age	Position
Stephen T. Worland, Ph.D.	65	President, Chief Executive Officer and Director
Michael Byrnes	46	Chief Financial Officer
Douglas Warner, M.D.	51	Chief Medical Officer

The following is biographical information for our executive officers other than Dr. Worland, whose biographical information is included under “Continuing Members of the Board of Directors”.

Michael Byrnes has served as our Chief Financial Officer since December 2020. Previously, Mr. Byrnes was Senior Vice President of Finance at Principia Biopharma, Inc. from January 2020 until its acquisition by Sanofi in September 2020. Prior to that, Mr. Byrnes served as Chief Financial Officer of Alkahest, Inc. from May 2018 to January 2020 and Chief Financial Officer of Ocera Therapeutics, Inc., from December 2014 until its acquisition by Mallinckrodt Pharmaceuticals in December 2017. Mr. Byrnes served as Corporate Controller of Maxygen, Inc. from March 2010 to December 2014 and prior to that, held finance positions of increasing responsibility from 2000 to 2010 with NeurogesX, Inc., Lipid Sciences, Inc. and ADAC Laboratories, Inc., a Philips Medical Systems company. Mr. Byrnes received his B.S.C. in Finance from Santa Clara University and an M.B.A. from California State University, Hayward.

Douglas Warner M.D. has served as our Chief Medical Officer since August 2022. Previously, Dr. Warner held roles of increasing responsibility over 18 years at Amgen where he oversaw extensive clinical development programs in multiple indications across oncology and general medicine. In his most recent position, Executive Medical Director, Group Product Area Lead, Dr. Warner provided development guidance and oversight over a broad portfolio of solid tumor immune-oncology and pathway inhibitor development programs that ranged from Phase 1 to marketed products. Prior to this position, Dr. Warner was the Global Development Lead for several products including Vectibix®, XGEVA®, and Prolia®. In this role, Dr. Warner led evidence generation and oversaw the design, execution, and analysis of studies across the phases of development, including large global Phase 3 trials, and was the clinical development leader for major regulatory filings worldwide. Dr. Warner is co-author on numerous peer-reviewed articles including those in The Lancet, The Lancet Oncology, and The Journal of Clinical Oncology. He received his B.A. from the University of Pennsylvania, his M.D. from the Duke University School of Medicine, and his M.B.A. from the UCLA Anderson School of Management.

Corporate Governance

General

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.eFFECTOR.com, or by writing to our Secretary at our offices at 142 North Cedros Avenue, Suite B, Solana Beach, California 92075. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Director Independence

The Board currently consists of seven members. The Board has determined that all of our directors, other than Dr. Worland, are independent directors in accordance with the listing requirements of the Nasdaq Capital Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Diversity and Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience as a board member or executive officer of another publicly-held company;

•	strong finance experience;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	experience relevant to our business industry and with relevant social policy concerns; and

•	relevant academic expertise or other proficiency in an area of our business operations.

Currently, the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board meet the definition of “independent director” under Nasdaq qualification standards. The Nominating and Corporate Governance Committee also believes it is appropriate for our Chief Executive Officer to serve as a member of our Board.

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 24, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
White	3	4	0	0

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election or if the Board decides to expand the size of the board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating and Corporate Governance Committee generally polls our Board and members of management for their recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the Nominating and Corporate Governance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to our Board.

The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board, management or other parties are evaluated.

Under our Bylaws, a stockholder wishing to suggest a candidate for director should write to our Secretary and provide such information about the stockholder and the proposed candidate as is set forth in our Bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the annual meeting, the recommendation should be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Communication from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, eFFECTOR Therapeutics, Inc., 142 North Cedros Avenue, Suite B, Solana Beach, California 92075.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. Seven of our directors serving at the time attended our 2022 Annual Meeting of Stockholders.

Board Leadership Structure—Separate Chair

The Board is currently led by its Chair, Brian M. Gallagher, Jr., Ph.D. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of Chief Executive Officer and Chair of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while the Chair of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing our Company.

The Board has concluded that our current leadership structure is appropriate at this time. However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

The Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Board Evaluation

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee periodic assessments by the Board of the Board’s performance. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation.

Code of Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code in the “Corporate Governance” section of the “Investors” page of our website located at www.eFFECTOR.com.

In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Policy on Speculative Trading Activities—Anti-Hedging and Pledging Policy

Our insider trading policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging transactions, purchasing our securities on margin or pledging our securities as collateral for a loan.

Attendance by Members of the Board of Directors at Meetings

There were seven meetings of the Board during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of all meetings of the Board, and each director attended as least 75% of meetings of the committees on which such director served during the period in which he or she served as a director.

Committees of the Board

The Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. In addition, all members of the Audit Committee meet the independence requirements for Audit Committee members under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name of Director	Audit		Compensation	Nominating and Corporate Governance
Brian M. Gallagher, Jr., Ph.D.	X			X
Elizabeth P. Bhatt				C
Chris Ehrlich	X		C
Kristen Harrington-Smith			X
Barbara Klencke M.D.			X
John W. Smither	C	†		X

C	Committee Chairperson
†	Financial Expert

Audit Committee

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to the Board any changes to such investment policy;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our Audit Committee are Mr. Ehrlich, Dr. Gallagher and Mr. Smither. Mr. Smither serves as the Chairperson of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Mr. Smither is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The Board has determined each of Mr. Ehrlich, Dr. Gallagher and Mr. Smither are independent under the applicable rules of the SEC and Nasdaq. All members of our audit committee are independent under Nasdaq rules and Rule 10A-3. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the Audit Committee will evaluate and review at least annually. The Audit Committee met four times during 2022. Both our external auditor and internal financial personnel meet privately with the Audit Committee and have unrestricted access to this committee.

Compensation Committee

Our Compensation Committee reviews, approves and recommends to the Board policies relating to compensation and benefits of our officers, employees and directors. The Compensation Committee approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to the Board regarding the issuance of stock options and other awards under our equity plan. In addition, the Compensation Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee will review and evaluate, at least annually, its charter, as well as review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the compensation committee with its charter.

The Compensation Committee has retained Radford, a division of Aon Consulting, Inc. (“Radford”), as its independent compensation consultant to advise the Compensation Committee on matters pertaining to director and executive compensation, including advising as to market levels and practices, plan design and implementation, comparable company data, consulting best practices and governance principles, as well as on matters related to employee equity compensation. Radford does not provide any other services to the Company. The Compensation Committee has determined, and Radford has affirmed, that Radford’s work does not present any conflicts of interest and that Radford is independent. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

The members of our compensation committee are Mr. Ehrlich, Ms. Harrington-Smith and Dr. Klencke. Mr. Ehrlich serves as the Chairperson of the committee. Our Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met one time during 2022.

Compensation Committee Interlocks and Insider Participation.

None of the members of our compensation committee is currently, or has at any time been, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board in discharging the Board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on the Board and any committees thereof. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to the Board concerning governance matters and oversight of the evaluation of the Board. The members of our Nominating and Corporate Governance Committee are Ms. Bhatt, Dr. Gallagher and Mr. Smither. Ms. Bhatt

serves as the Chairperson of the committee. The Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, which the Nominating and Corporate Governance Committee will review and evaluate at least annually. The Nominating and Corporate Governance Committee met one time during 2022.

Executive and Director Compensation

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:

•	Stephen T. Worland, Ph.D., who serves as President and Chief Executive Officer;

•	Michael Byrnes, who serves as Chief Financial Officer;

•	Douglas Warner, M.D., who serves as Chief Medical Officer;

•	Premal Patel, M.D., Ph.D., our former Chief Medical Officer (separated April 1, 2022); and

•	Alana McNulty, our former Chief Business Officer (separated July 15, 2022).

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to the named executive officers for services rendered during the years ended December 31, 2022 and December 31, 2021.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen T. Worland, Ph.D.	2022	566,500	—	2,987,797	—	254,295	34,460	3,843,052
President and Chief Executive Officer	2021	501,442	—	—	2,652,658	220,000	31,952	3,406,052
Michael Byrnes	2022	435,735	—	1,351,611	—	156,865	31,090	1,975,301
Chief Financial Officer	2021	390,865	—	—	687,217	134,400	29,172	1,241,654
Douglas Warner, M.D.	2022	179,135	50,000	407,562	—	64,356	10,909	711,962
Chief Medical Officer
Premal Patel, M.D., Ph.D.	2022	164,270	—	700,198	—	—	71,347	935,815
Former Chief Medical Officer	2021	480,288	—	—	863,934	156,800	20,007	1,521,029
Alana McNulty	2022	255,921	—	860,749	—	—	494,864	1,611,534
Former Chief Business Officer	2021	383,814	—	—	1,168,270	128,000	30,264	1,710,348

(1)	Represents a $50,000 one-time signing bonus for Dr. Warner in connection with his commencement of employment.
(2)

In accordance with SEC rules, this column reflects the aggregate grant-date fair value of the option awards granted during 2022 computed in accordance with ASC Topic 718 for stock- based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 31, 2022, filed with the SEC on March 8, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)

In accordance with SEC rules, this column reflects the aggregate grant-date fair value computed in accordance with ASC Topic 718 for stock-based compensation transactions of the Earn-Out Shares that may be issuable to each named executive officer with respect to outstanding stock options held by the executive as of the consummation of the Business Combination if the Triggering Event occurs within the two years following the consummation of the Business Combination (the “Earn-Out Period”), subject to the executives’ continued services through the time of such Triggering Event. The Earn-Out Shares will also be earned and issuable in the event of a change in control during the Earn-Out Period that results in the holders of our common stock receiving a per-share price equal to or in excess of $20.00. The Earn-Out Shares are described below under “—Equity-Based Incentive Awards.” We have determined that the contingent obligation to issue Earn-Out Shares to existing Old eFFECTOR option holders, including the named executive officers, falls within the scope of ASC Topic 718 for stock-based compensation transactions because the option holders are required to continue providing service until the occurrence of the Triggering Event. The fair value of the option holder Earn-Out Shares is recorded as share-based compensation over the derived service period of the Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the earn-out period using the most reliable information available. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 31, 2022, filed with the SEC on March 8, 2023.

(4)	Amounts reflect bonuses awarded to our named executive officers by our Board in recognition of annual performance and paid in cash as further described below in “Bonus Compensation.”
(5)

For 2022, amounts reflect (i) $30,400, $6,792, $24,062, $30,400 and $10,449 in health and welfare insurance premium payments for Dr. Worland, Dr. Patel, Ms. McNulty, Mr. Byrnes, and Dr. Warner, respectively, (ii) $4,061, $310, $1,004, $690 and $460 in group term life premiums for Dr. Worland, Dr. Patel, Ms. McNulty, Mr. Byrnes and Dr. Warner, respectively, (iii) $309,000 in severance paid to Ms. McNulty in connection with her termination of employment, (iv) $18,000 in consulting payments paid to Dr. Patel in connection with his consulting services following his termination of employment, and (v) $46,245 and $160,798 for Dr. Patel and Ms. McNulty, respectively, which represents the incremental grant date fair value recognized by us in accordance with ASC Topic 718 in connection with the modification of their stock options in connection with their termination of employment, as described below under “—Separation Arrangements with the Named Executive Officers.”

Narrative Disclosure to Compensation Tables

Base Salary

The compensation of the named executive officers is generally determined and approved at the beginning of each year or, if later, in connection with the commencement of employment of the executive, by our Board or the compensation committee. The following represent the base salaries which were effective for 2022 for the named executive officers.

Name	2022 Annual Base Salary ($)
Stephen T. Worland, Ph.D.	566,500
Michael Byrnes	435,735
Douglas Warner, M.D.	450,000
Premal Patel, M.D., Ph.D.	504,700
Alana McNulty	412,000

Bonus Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program and to provide incentives necessary to retain executive officers. Each of the named executive officers is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. The following represent the target percentages of base salary for 2022 for the named executive officers:

Name	2022 Target Percentage
Stephen T. Worland, Ph.D.	50%
Michael Byrnes	40%
Douglas Warner, M.D. (2)	40%
Premal Patel, M.D., Ph.D. (1)	40%
Alana McNulty (1)	40%

(1)	The employment of Dr. Patel and Ms. McNulty terminated on April 1, 2022 and July 15, 2022, respectively, and they were not eligible for an annual bonus for 2022.
(2)	Dr. Warner’s bonus payment was prorated based on his start date of August 8, 2022.

Each of our named executive officers received a target bonus increase at the time of the Business Combination, as described below under “Employment Arrangements with Named Executive Officers.”

Bonuses for any one year are usually determined and paid in the first quarter of the following year. For 2022, our Board reviewed our corporate goals and, following such review, determined to pay annual bonuses to the named executive officers at 90% of target based on its assessment of our progress during 2022 relative to such goals, which were based on clinical, financial, regulatory and corporate development objectives. The 2022 annual bonuses paid to our named executive officers are reflected in the Summary Compensation Table above.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including the named executive officers. The Board is responsible for approving equity grants.

Prior to the consummation of the Business Combination, Old eFFECTOR maintained the 2013 Equity Incentive Plan (the “2013 Plan”). Old eFFECTOR offered awards of stock options to purchase shares of its common stock to eligible service providers, including our named executive officers, pursuant to the 2013 Plan. In connection with the completion of the Business Combination and the adoption of the eFFECTOR Therapeutics, Inc. 2021 Incentive Award Plan (the “2021 Plan”), no further awards will be granted under the 2013 Plan.

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of each award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change of control events, as described below under “Employment Arrangements with the Named Executive Officers.”

In connection with his commencement of employment on August 8, 2022, Dr. Warner received stock options to purchase 618,160 shares of our common stock. The stock options have an exercise price per share of $0.8975, which was the closing price per share of our common stock on the date of grant. The stock options vest over four years following the date of grant, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter, subject to his continuous service with us through the applicable vesting dates. Dr. Warner’s employment agreement entitles him to accelerated vesting of all outstanding equity awards upon a qualifying termination in connection with or following a change in control of our company. For additional discussion, please see “—Employment Arrangements with our Named Executive Officers” below.

The other stock option awards granted to our other named executive officers during 2022 are described below in the “Outstanding Equity Awards at Fiscal Year End” table.

Executive Earn-Out Shares

In connection with the Business Combination, holders of stock options will be entitled to receive a pro rata share of up to 5,000,000 additional shares of common stock (the “Earn-Out Shares”), if, within a two-year period following the signing date of the Merger Agreement (the “Earn-Out Period”), the closing share price of our common stock equals or exceeds $20.00 over at least 20 trading days within a 30-day trading period (the “Triggering Event”) and the holder continues to provide services through the time of such Triggering Event. The Earn-Out Shares will also be earned and issuable in the event of a change in control during the Earn-Out Period that results in the holders of our common stock receiving a per-share price equal to or in excess of $20.00. The Outstanding Equity Awards at Fiscal Year-End table below shows the number of Earn-Out Shares each named executive officer is eligible to earn in respect of outstanding stock options owned as of the consummation of the Business Combination. Dr. Patel and Ms. McNulty forfeited their right to any Earn-Out Shares attributable to their underlying stock options upon their termination of employment or service with us.

Employment Arrangements with the Named Executive Officers

We are party to employment agreements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to such employee executing a separation agreement with us.

Employment Agreement with Dr. Worland

We have entered into an employment agreement with Dr. Worland, our President and Chief Executive Officer. Pursuant to his agreement, Mr. Byrnes is entitled to an annual base salary and a target annual incentive bonus, in each case as established from time to time by the compensation committee of our Board.

Pursuant to his employment agreement, if Dr. Worland’s employment is terminated by us without “cause” prior to a “change in control” or more than twelve months following a “change in control” (each as defined in his employment agreement), he will be entitled to: (1) continued payment of his base salary for a period of twelve months, and (2) payment of premiums for continued health benefits to him under COBRA for up to twelve months following his termination.

Pursuant to his employment agreement, if Dr. Worland’s employment is terminated by us without “cause” or by Dr. Worland with “good reason” upon or within twelve months following a “change in control,” he will be entitled to: (1) continued payment of his base salary for a period of eighteen months, (2) payment of premiums for continued health benefits to him under COBRA for up to eighteen months following his termination, (3) payment of an amount equal to 150% of his current year target bonus, and (4) full acceleration of the vesting of all his outstanding equity awards.

Dr. Worland’s benefits are conditioned, among other things, on him complying with his post-termination obligations under his agreement, including a one-year non-solicitation obligation, and timely signing a general release of claims in our favor.

Employment Agreement with Mr. Byrnes

We have entered into an employment agreement with Mr. Byrnes, our Chief Financial Officer. Pursuant to his agreement, Mr. Byrnes is entitled to an annual base salary and a target annual incentive bonus, in each case as established from time to time by the compensation committee of our Board.

Pursuant to his employment agreement, if Mr. Byrnes’ employment is terminated by us without “cause” prior to a “change in control” or more than twelve months following a “change in control” (each as defined in his employment agreement), he will be entitled to: (1) continued payment of his base salary for a period of nine months, and (2) payment of premiums for continued health benefits to him under COBRA for up to nine months following his termination.

Pursuant to his employment agreement, if Mr. Byrnes’ employment is terminated by us without “cause” or by Mr. Byrnes with “good reason” upon or within twelve months following a “change in control,” he will be entitled to: (1) continued payment of his base salary for a period of twelve months, (2) payment of premiums for continued health benefits to him under COBRA for up to twelve months following his termination, (3) payment of an amount equal to his current year target bonus, and (4) full acceleration of the vesting of all his outstanding equity awards.

Mr. Byrnes’ benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement, including a one-year non-solicitation obligation, and timely signing a general release of claims in our favor.

Employment Agreement with Dr. Warner

We have entered into an employment agreement with Dr. Warner, our Chief Medical Officer. Pursuant to his agreement, Dr. Warner is entitled to an annual base salary and a target annual incentive bonus, in each case as established from time to time by the compensation committee of our Board. Pursuant to his employment agreement, Dr. Warner received a one-time signing bonus in the amount of $50,000, which bonus is subject to repayment by Dr. Warner if Dr. Warner is terminated by us for cause or her resigns for any reason, in each case prior to the first anniversary of his start date.

Pursuant to his employment agreement, if Dr. Warner’s employment is terminated by us without “cause” prior to a “change in control” or more than twelve months following a “change in control” (each as defined in his employment agreement), he will be entitled to: (1) continued payment of his base salary for a period of twelve months, and (2) payment of premiums for continued health benefits to him under COBRA for up to twelve months following his termination.

Pursuant to his employment agreement, if Dr. Warner’s employment is terminated by us without “cause” or by Dr. Warner with “good reason” upon or within twelve months following a “change in control,” he will be entitled to: (1) continued payment of his base salary for a period of twelve months, (2) payment of premiums for continued health benefits to him under COBRA for up to twelve months following his termination, (3) payment of an amount equal to his current year target bonus, and (4) full acceleration of the vesting of all his outstanding equity awards.

Dr. Warner’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement, including a one-year non-solicitation obligation, and timely signing a general release of claims in our favor.

Separation Arrangements with the Named Executive Officers

Separation Arrangements with Dr. Patel

On April 1, 2022, Premal Patel, M.D., Ph.D., our former Chief Medical Officer, resigned from the Company in order to pursue a new career opportunity. Dr. Patel continued to serve the company as a consultant to the company until Sept. 30, 2022. In connection with Dr. Patel’s termination of employment with the Company, Dr. Patel executed a general release of claims (the “Release”), pursuant to which Dr. Patel’s vested Company stock options were amended so that they will remain exercisable until April 1, 2023, and we agreed to continue to pay the employer portion of the healthcare coverage for Mr. Patel and his eligible dependents, in each case, until December 31, 2022. Pursuant to a Consulting Agreement (the “Consulting Agreement”) entered into as of April 1, 2022, Dr. Patel received an hourly consulting fee of $600, and continued vesting of his outstanding equity awards during the term of his consulting services.

Release Agreement with Alana McNulty

On July 15, 2022, Alana McNulty, our former Chief Business Officer, departed the Company. In connection with Ms. McNulty’s departure, Ms. McNulty and the Company executed a general release of claims (the “Release Agreement”), pursuant to which Ms. McNulty received nine months base salary and continued healthcare coverage at Company expense, and her outstanding vested Company stock options will remain exercisable until July 15, 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to the named executive officers that remained outstanding as of December 31, 2022, in each case, as adjusted to reflect the conversion of such awards in connection with the Business Combination, as further described below.

	Option Awards (1)(2)						Stock Awards
Name and principal position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested ($)(3)
Stephen T. Worland, Ph.D.	12/17/2013	33,799		—	0.52	12/17/2023	—		—
	12/4/2014	217,284		—	0.73	12/4/2024	—		—
	1/8/2016	619,018		—	1.14	1/8/2026	—		—
	2/17/2016	144,856		—	1.14	2/17/2026	—		—
	8/21/2017	289,712		—	1.66	8/21/2027	—		—
	8/25/2021	—		—	—	—	198,224	(4)	85,236
	1/20/2022	119,321		401,353	6.65	1/20/2032	—		—
	6/20/2022	—		520,674	1.49	6/20/2032	—		—
Michael Byrnes	12/10/2020	168,999		168,998	2.39	12/10/2030	—		—
	8/25/2021	—		—	—	—	51,353	(4)	22,082
	1/20/2022	53,978		181,563	6.65	1/20/2032	—		—
	6/20/2022	—		235,541	1.49	6/20/2032	—		—
Douglas Warner, M.D.	8/8/2022	—		618,160	0.90	8/8/2032	—		—
Premal Patel, M.D., Ph.D.	7/29/2020	230,160	(5)	—	2.08	4/1/2023	—		—
	1/20/2022	25,000	(5)	—	6.65	4/1/2023	—		—
Alana McNulty	12/4/2014	38,628	(6)	—	0.73	7/15/2024	—		—
	10/9/2015	120,713	(6)	—	0.94	7/15/2024	—		—
	1/8/2016	113,470	(6)	—	1.14	7/15/2024	—		—
	2/17/2016	43,456	(6)	—	1.14	7/15/2024	—		—
	8/21/2017	96,570	(6)	—	1.66	7/15/2024	—		—
	6/6/2019	50,247	(6)	—	1.35	7/15/2024	—		—
	4/13/2020	54,320	(6)	—	1.35	7/15/2024	—		—
	1/20/2022	15,625	(6)	—	6.65	7/15/2024	—		—

(1)

All of the outstanding equity awards are stock options granted under and subject to the terms of the 2013 Plan, described below under “—Incentive Award Plans.” The vesting of each equity award is subject to the executive’s continuous service with us through the applicable vesting dates. Each of our named executive officers’ employment agreements entitles them to accelerated vesting of all outstanding equity awards upon a qualifying termination in connection with or following a change in control of our company. For additional discussion, please see “—Employment Arrangements with our Named Executive Officers” above.

(2)

Each option award vests over four years with 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments thereafter, with the exception of the January 20, 2022 grants which vest in equal monthly installments for four years, and the June 20, 2022 grants which vests over two years with 50% vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments thereafter.

(3)	The market value was computed using $0.43 per share, which is the closing price per share of our common stock on December 30, 2022, the last trading day of 2022.
(4)

Represents the Earn-Out Shares each named executive officer is eligible to receive with respect to outstanding stock options held by the executive as of the consummation of the Business Combination, if a Triggering Event occurs within the Earn-Out Period, and the executive continues to provide services through the time of such Triggering Event. The Earn-Out Shares will also be earned and issuable in the event of a change in control during the Earn-Out Period that results in the holders of our common stock receiving a per-share price equal to or in excess of $20.00. The Earn-Out Shares are described above under “—Equity-Based Incentive Awards.”

(5)	In connection with Dr. Patel’s termination, his outstanding vested stock options were amended to provide that they will remain exercisable until April 1, 2023.
(6)	In connection with Ms. McNulty’s termination, her outstanding vested stock options were amended to provide that they will remain exercisable until July 15, 2024.

Other Elements of Compensation

Perquisites, Health and Welfare Benefits

The named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees.

We generally do not provide perquisites or personal benefits to the named executive officers, except in limited circumstances. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including the named executive officers. Our Board may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We provide a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. We may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

No Tax Gross Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by us.

Clawback Policy

While our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002, we have not yet adopted a compensation recovery policy as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Act and the Nasdaq’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. The Company will implement its clawback policy in accordance with the new listing standard when the new listing standard becomes final.

Director Compensation

The following table summarizes compensation received by our non-employee directors during the year ended December 31, 2022. Dr. Worland, our President and Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director in addition to the compensation he received as an employee. Dr. Worland’s compensation is described further above.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Brian Gallagher	81,500	23,361	—	—	104,861
John Smither	58,482	23,361	—	—	81,843
Jonathon Root (3)	6,679	—	—	—	6,679
Barbara Klencke	45,000	23,361	—	—	68,361
Chris Ehrlich	57,500	23,361	—	—	80,861
Elizabeth Bhatt	51,214	23,361	—	—	74,575
Kristen Harrington-Smith (4)	39,175	144,644	—	—	183,819

(1)	Reflects cash retainer fees earned by our non-employee directors in 2022.
(2)

In accordance with SEC rules, this column represents the aggregate grant-date fair value of option awards granted during 2022 computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 31, 2022, filed with the SEC on March 8, 2023. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The table below shows the aggregate number of outstanding options held as of December 31, 2022 by each individual who served as a non-employee director during 2022.

Name	Number of Securities Underlying Options Outstanding at December 31, 2022
Brian Gallagher	60,000
John Smither (a)	84,142
Jonathon Root	—
Barbara Klencke	60,000
Chris Ehrlich	60,000
Elizabeth Bhatt	60,000
Kristen Harrington-Smith	53,333

(a)

As the only non-employee director who held options upon the consummation of the Business Combination, as of December 31, 2022, Mr. Smither is eligible to receive 3,668 Earn-Out Shares, subject to his continued service through the occurrence of the Triggering Event during the Earn-Out Period.

(3)	Mr. Root resigned as a member of our Board on February 15, 2022.
(4)	Ms. Harrington-Smith was appointed as a member of our Board on February 15, 2022.

Director Compensation Program

Our Board has approved a non-employee director compensation program (the “Director Compensation Program”). The Director Compensation Program provides for annual retainer fees and long-term equity awards for our non-employee directors.

The Director Compensation Program consists of the following components:

Cash Compensation

•	Annual Base Board Fee: $40,000

•	Annual Chair Fees:

•	Chair of the Board/Lead Independent Director: $30,000

•	Audit Committee: $15,000

•	Compensation Committee: $10,000

•	Nominating and Corporate Governance Committee: $8,000

•	Annual Committee Member Fees (non-Chair):

•	Audit Committee: $7,500

•	Compensation Committee: $5,000

•	Nominating and Corporate Governance Committee: $4,000

Annual cash fees will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

•

Initial Awards: Each non-employee director who is initially elected or appointed to our Board following the effective date of the Director Compensation Program and those directors who were serving on our Board immediately following the consummation of the Business Combination shall be granted stock options to purchase 40,000 shares (each, an “Initial Award”). Each Initial Award will vest in equal monthly installments over three years beginning on the non-employee director’s appointment to the Board, subject to the non-employee director’s continued service through each such vesting date.

•

Annual Awards: Each non-employee director who is serving on our Board as of the date of the annual meeting of our stockholders each calendar year beginning with calendar year 2022 shall be granted, on such annual meeting date, stock options to purchase 20,000 shares (each, an “Annual Award”). Each Annual Award will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to the non-employee director’s continued service through the applicable vesting date.

On January 20, 2023, each non-employee member of the Board received an additional award of stock options to purchase shares of our common stock in the following amounts: Mr. Gallagher, 50,938 shares; Mr. Smither, 36,875 shares; Ms. Klencke, 28,125 shares; Mr. Ehrlich, 35,938 shares; Ms. Bhatt, 30,000 shares; and Ms. Harrington-Smith, 28,125 shares. These awards vest in equal monthly installments over the twelve months following the date of grant, subject to the non-employee director’s continued service through the applicable vesting date.

Non-employee directors elected for the first time within the six month period preceding an annual meeting or at an annual meeting will receive only an Initial Award and will not receive an Annual Award with respect to such annual meeting, unless otherwise determined by the Board in its discretion. In addition, each Initial Award and Annual Award, and the awards granted to our non-employee directors in January 2023, shall vest in full immediately prior to the occurrence of a Change in Control, as defined in the 2021 Plan, to the extent outstanding at such time.

Compensation under our Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2021 Plan, as described above.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock at April 24, 2023 for:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 42,401,219 shares of common stock outstanding as of April 24, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of April 24, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares	% of Ownership
5% Holders
Entities affiliated with SR One Capital (2)	6,822,114	16.1%
Abingworth Bioventures VI, L.P. (3)	4,829,891	11.4%
The Column Group II, L.P. (4)	4,309,329	10.2%
Entities affiliated with Altitude Life Sciences Ventures (5)	2,826,350	6.7%
New Emerging Medical Opportunities Fund III, L.P. (6)	2,382,644	5.6%
Entities affiliated with Pfizer Inc. (7)	2,243,850	5.3%
Directors and Named Executive Officers
Stephen T. Worland, Ph.D. (8)	2,636,942	6.0%
Michael Byrnes (9)	498,407	*
Premal Patel, M.D., Ph.D. (10)	255,160	*
Alana McNulty (11)	581,797	1.4%
Douglas Warner, M.D. (12)	26,042	*
Elizabeth Bhatt (13)	65,991	*
Chris Ehrlich (14)	237,834	*
Brian Gallagher (15)	95,669	*
Kristen Harrington-Smith (16)	42,830	*
Barbara Klencke (17)	51,719	*
John Smither (18)	108,093	*
All current directors and executive officers as a group (10 individuals) (19)	3,779,152	8.4%

*	Less than one percent

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 142 North Cedros Avenue, Suite B, Solana Beach, California 92075.
(2)

Based on information contained in the Schedule 13G filed with the SEC on February 14, 2022 by SR One Capital Fund I Aggregator, LP (“SR One Capital Fund”), SR One Capital Partners I, LP (“SR One Capital Partners”), SR One Capital Management, LLC (“SR One Capital Management”), SR One Co-Invest I, LLC (“SR One Co-Invest”), SR One Co-Invest Manager I, LLC (“SR One Co-Invest Management”) and Simeon George. Represents (i) 4,822,114 shares held by SR One Capital Fund and (ii) 2,000,000 shares held by SR One Co-Invest. SR One Capital Partners is the general partner of SR One Capital Fund. SR One Co-Invest Manager is the managing member of SR One Co-Invest. SR One Capital Management is the general partner of SR One Capital Partners and the managing member of SR One Co-Invest Manager. Simeon George, M.D. is the managing member of SR One Capital Management. By virtue of such relationships, Dr. George, SR One Capital Partners, SR One Capital Management and SR One Co-Invest Manager may be deemed to have voting and investment power with respect to the shares held by SR One Capital Fund and/or SR One Co-Invest, as applicable, and as a result may be deemed to have beneficial ownership of such shares. Each of Dr. George, SR One Capital Partners, SR One Capital and SR One Co-Invest Manager disclaims beneficial ownership of the shares held by SR One Capital Fund and SR One Co-Invest, except to the extent of its or his pecuniary interest therein if any. The address for SR One Capital Fund I Aggregator, LP and SR One Co-Invest I, LLC is 985 Old Eagle School Road, Suite 511, Wayne, PA 19087.

(3)

Based on the information contained in the Schedule 13D/A filed with the SEC on August 11, 2022 by The Carlyle Group Inc. Includes (i) 4,822,114 shares of common stock held of record by Abingworth Bioventures VI LP and (ii) 7,777 shares of common stock underlying stock options exercisable within 60 days of August 1, 2022. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the managing member of Carlyle Investment Management, L.L.C., which is the sole member of Carlyle Genesis UK LLC, which is the principal member of Abingworth LLP. Abingworth Bioventures VI LP has delegated to Abingworth LLP all investment and dispositive power over the securities held of record by Abingworth Bioventures VI LP. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Abingworth Bioventures VI LP, but each disclaims beneficial ownership of such securities. The address of each of Abingworth LLP and Abingworth Bioventures VI LP is 38 Jermyn Street, London, SW1Y 6DN, England, United Kingdom. The address of each of the other Reporting Persons is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004-2505.

(4)

Based on information contained in the Schedule 13D filed with the SEC on September 7, 2021 by The Column Group II, LP and The Column Group II GP, LP. Peter Svennilson and David Goeddel, Ph.D. are the managing partners of The Column Group II GP, LP, which is the general partner of The Column Group II, LP and may be deemed to have shared voting, investment and dispositive power with respect to these shares. Each individual managing partner disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest in such shares. The principal address of The Column Group II, L.P. is 1 Letterman Drive, Bldg D, Suite DM-900, San Francisco, California 94158.

(5)

Based on the information contained in the Schedule 13G filed with the SEC on March 7, 2023 by Altitude Life Science Ventures Fund II, L.P. (“Altitude II”), Altitude Life Science Ventures Side Fund II, L.P. (“Altitude II SF”), Altitude Life Science Ventures II, LLC (“Altitude GP”) and David Maki. Represents 1,413,175 shares by Altitude II and 1,413,175 shares held by Altitude II SF. David Maki is the managing member of Altitude GP, which is the general partner of each of Altitude II and Altitude II SF, and holds voting, investment and dispositive power with respect to these shares. The address for the Altitude Life Science Ventures is 1014 Market Street, Suite 200, Kirkland, WA 98074.

(6)

Based on the information contained in the Schedule 13G/A filed with the SEC on February 13, 2023 by New Emerging Medical Opportunities Fund III, L.P. and Sectoral GP III, L.P. Sectoral Asset Management Inc., in its capacity as investment adviser to New Emerging Medical Opportunities Fund III, L.P. (NEMO), has the sole right to dispose of or vote the NEMO shares and is the owner of the general partner (Sectoral

GP III L.P.) of NEMO. Michael Sjöström and Jérôme Pfund are ultimate beneficial owners and senior executives of Sectoral Management Inc. Each of Sectoral Asset Management Inc., Mr. Sjöströmand Mr. Pfund disclaims beneficial ownership of the NEMO shares except to the extent of its or his pecuniary interest therein. The mailing address for NEMO is c/o Sectoral Asset Management Inc. at 1010 Sherbrooke St. West, #1610, Montreal, QC Canada H3A 2R7.
(7)

Based on the information contained in the Schedule 13G filed with the SEC on February 14, 2022 by Pfizer Inc., Pfizer Investment Ventures LLC, and Pfizer Ventures (US) LLC. Represents 1,878,808 shares held by Pfizer Ventures Investments LLC (Pfizer Ventures) and 365,042 shares held by Pfizer Ventures (US) LLC (Pfizer US). Pfizer Ventures and Pfizer US are each a wholly-owned subsidiary of Pfizer Inc., a publicly traded company (Pfizer). By virtue of the relationship between Pfizer, Pfizer Ventures and Pfizer US, Pfizer may be deemed to have beneficial ownership of shares held by Pfizer Ventures and Pfizer US. Pfizer’s address is 235 East 42nd Street, New York, New York 10017.

(8)	Represents 783,364 shares held by a family trust of Dr. Worland of which he is a trustee and 1,853,578 shares underlying options to purchase shares of common stock.
(9)	Includes 464,523 shares underlying options to purchase shares of common stock.
(10)	Represents 255,160 shares underlying options to purchase shares of common stock.
(11)	Includes 533,029 shares underlying options to purchase shares of common stock.
(12)	Represents 26,042 shares underlying options to purchase shares of common stock.
(13)

Represents 9,047 shares of common stock held directly by LWAC Sponsor and allocated to Ms. Bhatt by LWAC D&O LLC, a member of LWAC Sponsor, and 56,944 shares underlying options to purchase shares of common stock held by Ms. Bhatt.

(14)

Represents 142,168 shares of common stock held directly by LWAC Sponsor and allocated to Mr. Ehrlich by Locust Walk Partners LLC (LWP), a member of LWAC Sponsor, 1,034 shares of common stock held directly by LWAC Sponsor and allocated to Mr. Ehrlich’s spouse by LWP, 35,213 shares of common stock held directly by Mr. Ehrlich, and 59,419 shares underlying options to purchase shares of common stock held by Mr. Ehrlich.

(15)	Includes 65,669 shares underlying options to purchase shares of common stock.
(16)	Represents 42,830 shares underlying options to purchase shares of common stock.
(17)	Represents 51,719 shares underlying options to purchase shares of common stock.
(18)	Includes 83,951 shares underlying options to purchase shares of common stock.
(19)	Represents 1,058,852 shares of common stock and 2,720,300 options to purchase shares of common stock.

Certain Relationships and Related Party Transactions

The following is a summary of transactions entered into or existing since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

LWAC Related Person Transactions

Founder Shares

In October 2020, Locust Walk Sponsor, LLC (“LWAC Sponsor”) purchased 3,867,500 founder shares for an aggregate purchase price of $25,000. LWAC effected a stock dividend in January 2021 of 1.17259212 shares of Class B common stock for each share of Class B common stock outstanding prior to the dividend. Also in January 2021, as a result of the underwriters exercising their over-allotment option in part, LWAC’s initial holders forfeited 23,750 founder shares. As a result, LWAC’s initial stockholders hold 4,511,250 founder shares. The number of founder shares was determined based on the expectation that the founder shares would represent 20% of the aggregate of LWAC’s founder shares, placement shares and issued and outstanding public shares after the IPO. The founder shares represented 100% of LWAC’s issued and outstanding shares of Class B common stock.

Pursuant to a letter agreement dated January 7, 2021, LWAC’s initial holders agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) (i) with respect to 25% of such shares, until consummation of the Business Combination, (ii) with respect to 25% of such shares, until the closing price of LWAC’s Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 25% of such shares, until the closing price of LWAC’s Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (iv) with respect to 25% of such shares, until the closing price of LWAC’s Class A common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination or earlier, in any case, if, following the Business Combination, LWAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of LWAC’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, in connection with the Business Combination, LWAC’s initial holders may transfer, assign or sell their founder shares with our consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

In connection with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement with LWAC and Old eFFECTOR, pursuant to which LWAC agreed to vote all of its shares in favor of the Merger and that it would not sell, assign or otherwise transfer any of its shares, subject to certain exceptions as permitted under the Sponsor Support Agreement.

In connection with the execution of the Merger Agreement, the Sponsor also entered into the Sponsor Lock-up Agreement with LWAC, pursuant to which, subject to certain limited exceptions, the Sponsor has agreed not to transfer any of its shares during the period beginning on the Closing Date and ending on the earlier of (x) 270 days after the Closing Date, (y) the date on which the price of our common stock equals or exceeds $12.00 for any 20 trading days within any 30 trading day period following the 90th day after the Closing Date, and (z) a Change of Control (as defined in the Sponsor Lock-up Agreement). The transfer restrictions set forth in the Sponsor Support Agreement and the Sponsor Lock-up Agreement supersede and replace the transfer restrictions set forth in the letter agreement, dated January 7, 2021, between LWAC, the Sponsor and the directors and officers of LWAC.

In connection with the Closing, Old eFFECTOR, LWAC and the Sponsor entered into a sponsor letter agreement pursuant to which the Sponsor agreed to forfeit 1,000,000 shares of LWAC Class B common stock and as a result, the Sponsor received 3,511,250 shares of common stock upon conversion of the Class B common stock (of which 300,000 are subject to vesting if, on or prior to August 25, 2024, the price of shares of common stock equals or exceeds $15.00 per share for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination). Following the Closing, Sponsor holds an aggregate of 4,056,250 shares of common stock, including the 3,511,250 shares received upon conversion of the Class B common stock and 545,000 shares of LWAC Class A common stock held prior to the Closing.

Private Placement

Simultaneously with the IPO, the Sponsor purchased an aggregate of 545,000 units at a price of $10.00 per unit for an aggregate purchase price of $5.5 million (“LWAC Private Placement Units”). Each LWAC Private Placement Unit consists of one placement share and one-third of one Private Placement Warrant to purchase one share of LWAC’s Class A common stock exercisable at $11.50. The proceeds from the LWAC Private Placement Units and the proceeds from the IPO (initially totaling $175.0 million) were held in LWAC’s trust account. There will be no redemption rights or liquidating distributions from the trust account with respect to the placement shares or Private Placement Warrants.

The Private Placement Warrants are identical to the warrants included in the units sold in the IPO, except that if held by the Sponsor or its permitted transferees, they (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption and (c) they (including our common stock issuable upon exercise of the warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the consummation of the Business Combination.

Promissory Note—Related Party

Prior to the closing of the IPO, the Sponsor loaned LWAC $60,375 for expenses related to its formation and the IPO. The loan was non-interest bearing, unsecured and due on the earlier of March 31, 2021 or the closing of the IPO. The loan was repaid on January 19, 2021.

Related Party Loans

In order to fund working capital requirements and finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of LWAC’s officers and directors could, but were not obligated to, loan LWAC funds as may be required. Upon consummation of the Business Combination, it would repay such loaned amounts. In the event that the Business Combination did not close, LWAC could use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1.5 million of such loans could be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the Business Combination. The units would be identical to the LWAC Private Placement Units. The terms of such loans, if any, had not been determined and no written agreements exist with respect to such loans. LWAC did not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor, as LWAC did not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. There were no working capital loans outstanding as of the Closing Date.

Registration Rights

Pursuant to a registration rights agreement entered into by LWAC on January 7, 2021, the holders of LWAC’s founder shares, the LWAC Private Placement Units (including any securities contained therein) and the warrants that may be issued upon conversion of loans made by the Sponsor or one of its affiliates were entitled to registration rights to require LWAC to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to LWAC’s Class A common stock). In connection with the Closing, we, Old eFFECTOR, the Sponsor and certain stockholders of Old eFFECTOR who received shares of common stock pursuant to the Merger Agreement entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), which amended and restated in its entirety the original registration rights agreement.

Subscription Agreements

In connection with the execution of the Merger Agreement (and with respect to one investor, on August 4, 2021), we entered into the Subscription Agreements, pursuant to which the investors party thereto agreed to purchase an aggregate of 6,070,003 shares of our common stock for a purchase price of $10.00 per share and an aggregate purchase price of $60.7 million. We consummated the PIPE Investment at the Closing of the Business Combination.

Administrative Services

Commencing on January 12, 2021, LWAC paid an amount equal to $10,000 per month to the Sponsor or its affiliate or designee for office space, administrative and shared personnel support services provided to LWAC. The administration services agreement terminated in connection with the Closing.

Trust Account Indemnification

Locust Walk Partners agreed that, if the trust account was liquidated without the consummation of a business combination, it would indemnify LWAC to the extent any claims by a third party for services rendered or products sold to LWAC reduce the amount of funds in the Trust Account to below $10.00 per public share, except for any claims by any third party who executed a waiver of any and all rights to seek access to the Trust Account, regardless of whether such waiver is enforceable, and except for claims arising from LWAC’s obligation to indemnify the underwriters of the IPO pursuant to the underwriting agreement. LWAC did not independently verify whether Locust Walk Partners had sufficient funds to satisfy its indemnity obligations,

LWAC did not ask Locust Walk Partners to reserve for such obligations, and LWAC believed that the only assets of Locust Walk Partners were securities of LWAC. Therefore, LWAC could not assure you that Locust Walk Partners would be able to satisfy those obligations. LWAC believed the likelihood of Locust Walk Partners having to indemnify the Trust Account was limited because LWAC endeavors to have all third parties that provide products or services to LWAC execute agreements with LWAC waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

PIPE Investment—Engagement of Locust Walk Securities as Placement Agent

In connection with the Business Combination, LWAC entered into an Engagement Letter and Statement of Work for Services, each dated as of April 19, 2021 with Locust Walk Securities, an affiliate of Locust Walk Partners, LLC and an entity associated with certain officers and directors of LWAC, pursuant to which Locust Walk Securities agreed to serve as the placement agent with respect to the PIPE Investment and provide LWAC with general advice and assistance towards concluding such financing. On August 23, 2021, LWAC and Locust Walk Securities entered into an amendment to the Engagement Letter and Statement of Work for Services. LWAC paid Locust Walk Securities a success fee equal to $250,000 upon the consummation of the PIPE Investment.

Investor Rights Agreement

Old eFFECTOR was party to the Third Amended and Restated Investors’ Rights Agreement, dated as of July 19, 2017, as amended, which provided, among other things, that certain holders of its capital stock, including entities affiliated with U.S. Venture Partners, Abingworth Bioventures VI, L.P., SR One Capital Fund I Aggregator, LP, The Column Group II, LP, entities affiliated with Altitude Life Science Ventures, New Emerging Medical Opportunities Fund III, L.P. and Pfizer Venture Investments LLC, each of which holds more than 5% of our common stock following the consummation of the Business Combination, had the right to demand that Old eFFECTOR file a registration statement or request that their shares of Old eFFECTOR capital stock be covered by a registration statement that Old eFFECTOR was otherwise filing. Brian Gallagher, Ph.D., who currently serves on the Board, and Jonathan D. Root, M.D., each of whom were directors of Old eFFECTOR, were affiliated with Abingworth Bioventures VI, L.P., and entities affiliated with U.S. Venture Partners, respectively. This agreement terminated in connection with the consummation of the Business Combination.

Amended and Restated Registration Rights Agreement

Certain directors and officers and entities that hold more than 5% of our common stock following the consummation of the Business Combination entered into the Amended and Restated Registration Rights Agreement, pursuant to which they are entitled to registration rights to require us to register the resale of any of our securities held by them.

Voting Agreement

Old eFFECTOR was party to the Third Amended and Restated Voting Agreement, dated as of July 19, 2017, as amended, pursuant to which certain holders of its capital stock, including entities affiliated with U.S. Venture Partners, Abingworth Bioventures VI, L.P., SR One Capital Fund I Aggregator, LP, The Column Group II, LP, entities affiliated with Altitude Life Science Ventures and New Emerging Medical Opportunities Fund III, L.P., each of which holds more than 5% of our common stock following the consummation of the Business Combination, agreed to vote their shares of Old eFFECTOR capital stock on certain matters, including with respect to the election of directors. Dr. Gallagher, who currently serves on the Board, Dr. Lasky and Dr. Root, each of whom were directors of Old eFFECTOR, were initially selected to serve as directors of Old eFFECTOR pursuant to this agreement. This agreement terminated in connection with the consummation of the Business Combination.

Indemnification under the Certificate of Incorporation and Amended Bylaws; Indemnification Agreements

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in the bylaws. In addition, the certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Research Collaboration and License Agreement with Pfizer Inc.

In December 2019, we entered into the Pfizer Agreement, to research and develop small molecules that target eIF4E. Pursuant to the Pfizer Agreement, we granted Pfizer a worldwide, exclusive license, with a right to sublicense, under certain of our patents, know-how, and materials to use, develop, manufacture, commercialize, and otherwise exploit compounds or products targeting eIF4E, for any and all indications. Pursuant to the Pfizer Agreement, Pfizer granted us an option to co-fund and co-promote a single such licensed product under a profit and loss share arrangement in the United States. The option can be exercised prior to a specified time before the first patient is expected to be enrolled in a clinical trial intended to support an NDA for marketing approval.

Under the Pfizer Agreement, eFFECTOR was responsible for initial research in collaboration with Pfizer, and Pfizer is responsible for all further development of this asset, including submission of an IND and conducting all clinical development and commercialization activities. Pfizer is obligated to use commercially reasonable efforts to develop and seek regulatory approval for a licensed product, and commercialize a licensed product where Pfizer has received regulatory approval, in the United States and certain other countries. In the event we exercise our co-funding and co-promotion option, a joint steering committee will oversee the development plan and budget of the co-developed product, and we will have the responsibility to conduct a portion of product marketing presentations to healthcare providers.

Pursuant to the Pfizer Agreement, we received an upfront, one-time, non-refundable, non-creditable payment of $15 million dollars from Pfizer. Pfizer was obligated to reimburse us for costs incurred for research performed, up to a specified cap in the low double digit millions. Upon the achievement of specified early development and regulatory milestones, Pfizer will be obligated to pay us up to $80 million dollars in the aggregate. For other non-early stage development milestones Pfizer’s payment obligations to us depend upon whether we have exercised our co-funding and co-promotion option: 1) if we do not exercise our option, non-early stage development payments may total up to $165 million dollars in aggregate, and 2) if we do exercise our option, non-early stage development payments may total up to $70 million dollars in aggregate. Upon the achievement of specified sales milestones, Pfizer is also obligated to make tiered milestone payments of up to $235 million dollars in aggregate. On a product-by-product basis, Pfizer will also be required to pay us high single-digit percentage royalties on annual net sales of each licensed product. If we exercise our co-promotion and co-funding option, royalty payments will exclude sales in the United States and we will share with Pfizer profits from sale of the relevant licensed product in the United States.

Unless earlier terminated, the Pfizer Agreement will continue in effect until the expiration of all Pfizer payment obligations. Except in the U.S. if we exercise our co-funding and co-promotion option, following expiration of the obligation to pay royalties for any licensed product in a given country and payment of all amounts due, Pfizer’s license to such licensed product in such country will become fully paid-up, perpetual, irrevocable and royalty-free. Pfizer may terminate the Pfizer Agreement for convenience upon written notice. Either party may terminate the Pfizer Agreement if an undisputed material breach by the other party is not cured within a defined period of time, or upon notice for insolvency-related events of the other party that are not discharged within a defined time period.

Related Person Transaction Policy

Our board of directors has adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

2024 Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 142 North Cedros Avenue, Suite B, Solana Beach, California 92075 in writing not later than January 13, 2024, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the Annual Meeting, unless the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than the close of business on February 23, 2024 and no later than the close of business on March 24, 2024. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 22, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the 90th day prior to the 2024 Annual Meeting and the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 23, 2024.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this proxy statement entitled “Report of the Audit Committee” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Matters

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 Annual Shareholders’ Meeting. Shareholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

eFFECTOR’s Annual Report on Form 10-K

A copy of eFFECTOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements thereto but not including exhibits, as filed with the SEC, will be sent to any beneficial owners of our common stock on the Record Date as determined on April 24, 2023 without charge upon written request addressed to:

eFFECTOR Therapeutics, Inc.

Attention: Secretary

142 North Cedros Avenue, Suite B

Solana Beach, CA 92075

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/EFTR. We make available free of charge on our website all of our filings that are made electronically with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. These materials can be found at www.eFFECTOR.com under the “Investors” section.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,
Michael Byrnes
Chief Financial Officer
Solana Beach, California
May 12, 2023

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/EFTR
•	Cast your vote online
•	Have your Proxy Card ready
•	Follow the simple instructions to record your vote

PHONE Call 1-866-366-1485
•	Use any touch-tone telephone
•	Have your Proxy Card ready
•	Follow the simple recorded instructions

MAIL
•	Mark, sign and date your Proxy Card
•	Fold and return your Proxy Card in the postage-paid
envelope provided

“ALEXA, VOTE MY PROXY”
•	Open Alexa app and browse skills
•	Search “Vote my Proxy”
•	Enable skill

You must register to attend the meeting online and/or
participate no later than 2:00 PM, Pacific Time on 6/21/23
at www.proxydocs.com/EFTR

eFFECTOR Therapeutics, Inc.
Annual Meeting of Stockholders

For Stockholders of record as of April 24, 2023

TIME:	Thursday, June 22, 2023 1:00 PM, Pacific Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/EFTR for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen T. Worland, PH.D. and Mike Byrnes (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of eFFECTOR Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

eFFECTOR Therapeutics, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

      FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect three directors to serve as Class II directors for a three-year term expiring at the 2026
Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.
		FOR	WITHHOLD
	1.01 Brian M. Gallagher, Jr., Ph.D.	☐	☐		FOR

	1.02 Chris Ehrlich	☐	☐		FOR

	1.03 John W. Smither	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting	☐	☐	☐	FOR
firm for the fiscal year ending December 31, 2023.

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to reflect	☐	☐	☐	FOR
new Delaware law provisions to permit exculpation of certain officers.

4.	To grant our board of directors authority to effect a reverse stock split of our outstanding common	☐	☐	☐	FOR
stock by amending our Amended and Restated Certificate of Incorporation within one year and within a range of not less than one-for-five and not more than one-for-thirty, and a proportionate reduction in the number of authorized shares of our common stock.

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date